XCL  Ltd.

                       75,000 Units

                       Consisting of

 $75,000,000 13.50% Senior Secured  Notes due May 1,  2004
                          with
               Common Stock Purchase Warrants

                     PURCHASE AGREEMENT


                                                May 13, 1997


JEFFERIES & COMPANY, INC.
Two Houston Center
909 Fannin St., Suite 3100
Houston, Texas  77010

Ladies and Gentlemen:

     XCL Ltd., a Delaware corporation (the "Company"), and
XCL-China Ltd., a British Virgin Islands company ("XCL-
China"),  hereby confirm their agreement with you (the
"Initial Purchaser"), as set forth below.

1. The Securities. Subject to the terms and conditions herein contained, the Company shall issue and sell to the Initial Purchaser 75,000 units (each a "Unit" and collectively, the "Units"), each consisting of $1,000 principal amount of its 13.50% Senior Secured Notes due May 1, 2004, Series A (the "Senior Notes") and one warrant (collectively, the "Warrants") to purchase initially 1,280 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an initial purchase price of $0.2063 per share. The Senior Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined in Section 3 below) by and between the Company and Fleet National Bank, as trustee (the "Trustee"). Pursuant to a Cash Collateral and Disbursement Agreement (the "Disbursement Agreement") to be entered into effective as of the Closing Date among the Company, the Trustee, Fleet National Bank, as disbursement agent (the "Disbursement Agent"), and Herman J. Schellstede & Associates, Inc., as representative for the holders of the Senior Notes (the "Representative"), the proceeds from the sale of the Units (including an amount equal to the Initial Purchaser's discount) will be placed in an account (the "Cash Collateral Account"), to be held and invested by the Disbursement Agent in Cash Equivalents (as defined in the Indenture) at the discretion of the Company. Interest and other income, if any, earned on the invested proceeds (together with such Cash Equivalents and proceeds, the "Collateral") will be added to the balance of the Cash Collateral Account. Pursuant to the Indenture and the Security Agreement, Pledge and Financing Statement to be entered into by the Company and the Trustee effective as of the Closing Date (the "Security Agreement"), the Company will grant and pledge to the Trustee, for the equal and ratable benefit of the Senior Noteholders, a security interest in and first lien on the Collateral to secure the performance of the obligations of the Company under the Indenture and the Senior Notes. Simultaneously with the disbursement of the Collateral to the Company, and as a condition to such disbursement,
(i) the Company and XCL-China and, under certain circumstances, certain other subsidiaries of the Company, will execute and deliver to the Trustee a supplement to the Indenture pursuant to which XCL-China and any such other subsidiary (upon execution and delivery of such supplemental indenture, each being called a "Subsidiary Guarantor") shall guarantee, on a senior basis, to each Senior Noteholder and the Trustee, the performance of the Company's obligations under the Indenture and the Senior Notes (each such guarantee being called herein a "Guarantee") and (ii) the Company will execute and deliver to the Trustee a Pledge Agreement (the "Pledge Agreement", which together with the Disbursement Agreement and the Security Agreement, as they may be in effect from time to time, are collectively referred to hereinafter as the "Security Documents") pursuant to which the Company will grant and pledge to the Trustee, for the equal and ratable benefit of the Senior Noteholders, a security interest in all of the outstanding capital stock of XCL-China and, under certain circumstances, other subsidiaries of the Company to secure the performance of the Company's obligations under the Indenture and the Senior Notes. The Warrants are to be issued under a warrant agreement of the Company to be dated as of the Closing Date (the "Warrant Agreement") for the benefit of the Senior Noteholders from time to time of the certificates evidencing the Warrants. The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the "Warrant Shares." The Senior Notes, the Guarantee (when issued), the Warrants, the Additional Warrants (as defined in Section 3 below), the Warrant Shares, the Additional Warrant Shares (as defined in Section 3 below) and the Units are collectively referred to herein as the "Securities."

     The Securities are being offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated April 28, 1997 (the "Preliminary Memorandum"), and a final offering memorandum dated May 13, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), setting forth a description of the terms of the Securities and the Security Documents, the terms of the offering of the Securities, and a description of the business of the Company and XCL-China.

     The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of a registration rights agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company shall agree, among other things, (i) to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Senior Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act and (ii) to grant certain "piggy-back" registration rights to the holders of the Warrant Shares.

2.     Representations and Warranties.  The Company and XCL-
China, jointly and severally, represent and warrant to and agree with the Initial Purchaser that:

     (a) Neither the Final Memorandum, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company or XCL-China in writing by the Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

     (b) As of the Closing Date, the Company will have the authorized capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company and XCL-China have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of XCL-China are, and as of the Closing
Date will be, owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no outstanding (i) options, warrants or other rights to purchase from the Company or XCL-China, (ii) agreements or other obligations of the Company or XCL-China to issue or (iii) other rights to convert any obligation into, or exchange any securities for, in the case of each clause (i) through (iii) shares of capital stock of the Company or XCL-China. The Company does not have any Subsidiaries (as defined in the Indenture) except for XCL-China and the other corporations identified in Exhibit B hereto; except for the capital stock of the Subsidiaries identified in Exhibit B hereto and as otherwise disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

     (c) Each of the Company and its Subsidiaries has been duly incorporated, is validly existing and is in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

     (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Senior Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Senior Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Senior Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Intercreditor Agreement (as defined in the Final Memorandum) and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and,
(ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     (e) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Intercreditor Agreement and the Security Documents. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture, the Intercreditor Agreement and the Security Documents have been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by each other party thereto), each will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii), in the case of the Security Documents, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

     (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

     (g) Subject to the availability of a sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, the Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized by the Company and, subject to the availability of a sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and (iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

     (h) Subject to the availability of a sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, the Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Warrants and the Additional Warrants. The Warrants and the Additional Warrants have been duly and validly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and when delivered to and paid for (in the case of the Warrants) by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and, subject to the availability of a sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

     (i) The Warrant Shares and the Additional Warrant Shares, upon becoming available for issuance upon the exercise of the Warrants and the Additional Warrants in accordance with their respective terms, will have been duly and validly authorized for issuance by the Company and, when issued in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants and upon exercise of the Additional Warrants, the Warrant Shares and the Additional Warrant Shares, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. The Warrant Shares and the Additional Warrant Shares, as the case may be, upon becoming available for issuance upon the exercise of the Warrants and the Additional Warrants in accordance with their respective terms, will have been duly reserved for issuance in accordance with the terms of the Warrants, the Additional Warrants and the Warrant Agreement, as the case may be.

     (j) The Company and XCL-China have all requisite corporate power and authority to execute, deliver and perform each of their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and XCL-China. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of this Agreement by the Company or XCL-China or the consummation by the Company or XCL-China of the transactions contemplated hereby, except such as have been (or will be, upon execution and delivery of the Intercreditor Agreement) obtained and other than such as may be required under the Act or state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchaser. Neither the Company nor XCL-China is (i) in violation of its certificate of incorporation or bylaws or its Memorandum and Articles of Association, respectively, (ii) in breach or violation of any statute (including, without limitation, the Foreign Corrupt Practices Act), judgment, decree, order, rule or regulation applicable to either of them or any of their respective properties or assets, except as disclosed in the Final Memorandum or except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as disclosed in the Final Memorandum, in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which either of them is a party or to which either of them or their respective properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

     (k) The execution, delivery and performance by the Company and XCL-China of this Agreement and the consummation by the Company and XCL-China of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute as a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company or XCL-China is a party or to which either of them or their respective properties or assets is subject,
(ii) the respective certificate of incorporation or bylaws or Memorandum or Articles of Association of the Company or XCL-China, as the case may be, or (iii) (assuming compliance with the Act and all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation applicable to the Company or XCL-China or any of their respective properties or assets.

     (l) The audited consolidated financial statements of the Company and its subsidiaries included in the Final Memorandum present fairly in all material respects the consolidated financial position, the consolidated results of their operations and their cash flows at the dates and for the periods to which they relate and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected consolidated historical financial data in the Final Memorandum present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Coopers & Lybrand L.L.P. (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

     (m) Except as described in the Final Memorandum, there is not pending or, to the knowledge of the Company or XCL-China, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party, or to which the property or assets of the Company or any Subsidiary are subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or such Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

     (n) Each of the Company and XCL-China owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, and neither the Company nor XCL-China has received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to any trademarks, service marks, trade names or know-how which, if such assertion of conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

     (o) Each of the Company and XCL-China possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and foreign governmental authorities with jurisdiction (including, without limitation, the Ministry of Foreign Trade and Economic Cooperation of the People's Republic of China ("MOFTEC")), all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Final Memorandum, except for MOFTEC's (or any other requisite Chinese governmental authority's) approval of the ODP (as defined in the Memorandum) and except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor XCL-China has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Final Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

     (p) Since the respective dates as of which information is given in the Final Memorandum, except as described therein and except for the transactions contemplated hereby, (i) neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business and (ii) neither the Company nor XCL-China has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock.

     (q) Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and, except as set forth in the Final Memorandum, has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect.

     (r) Subject to the Cautionary Statements (as defined in the Final Memorandum) and other qualifications set forth in the Final Memorandum, the projected financial and operating data included in the Final Memorandum are based on or derived from sources or assumptions which the Company and XCL-China believe to be reliable and reasonable. Subject to the Cautionary Statements and the assumptions and qualifications set forth in the Gruy Report (as defined in the Final Memorandum), the projected reserve data included in the Final Memorandum by incorporation by reference to the Gruy Report are based on or derived from sources or assumptions which the Company and XCL-China believe to be reliable and reasonable.

     (s) None of the Company, XCL-China or any agent acting on their behalf has taken or will take any action that could cause the transactions contemplated by this Agreement (including, without limitation, any pledge of the capital stock of XCL-China pursuant to the Pledge Agreement) or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

     (t) Each of the Company and XCL-China has good and defensible title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and defensible title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

     (u) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

     (v) Except as described in the Final Memorandum, each of the Company and its Subsidiaries is in compliance in all respects with all existing and applicable domestic and foreign laws, rules or regulations relating to pollution or protection of public or employee health or the environment ("Environmental Law") and with the terms and conditions of any permit, license or approval issued to the Company or its Subsidiaries thereunder in connection with the ownership, operation or use of its business, property and assets, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Memorandum, none of the Company or its Subsidiaries is subject to any known liability, absolute or contingent, under any Environmental Law except for any such liability which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Memorandum, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to the knowledge of the Company or XCL-China, threatened against the Company or any of its Subsidiaries under any Environmental Law which, if determined adversely to the Company or any such Subsidiary would, individually or in the aggregate, result in a Material Adverse Effect.

     (w) Except as disclosed in the Final Memorandum, each of the Company or its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

     (x) None of the Company or its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing, 401(k) plan or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

     (y) After giving effect to the offering and sale of the Securities, neither the Company nor XCL-China will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     (z)     The Senior Notes, the Exchange Notes, the
Warrants, the Warrant Shares, the Common Stock, the Units, the Indenture, the Intercreditor Agreement, the Security
Documents, the Warrant Agreement, the Additional Warrants, the Additional Warrant Shares and the Registration Rights
Agreement will, and this Agreement does, conform in all material respects to the descriptions thereof in the Final
Memorandum.

     (aa) Except as disclosed in the Final Memorandum, no holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

     (bb) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and current fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not, nor will the Company (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted,
(b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

     (cc) Neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Initial Purchaser) have complied with and will implement the "offering restriction" within the meaning of such Rule 902.

     (dd) Except as disclosed in the Final Memorandum, within the six months preceding the date hereof, neither the Company nor any other person acting on behalf of the Company (other than the Initial Purchaser) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchaser hereunder or securities included in the Concurrent Equity Offering (as such term is defined in the Memorandum); and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

     (ee) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section
517.075, Florida Statutes.

     (ff) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

     (gg) No securities of the Company or XCL-China are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

     (hh) None of the Company or its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

     (ii) Upon (i) execution and delivery of (A) the Security Agreement by the Company and the Trustee and (B) the Disbursement Agreement by the Company, the Trustee, the Disbursement Agent and the Representative , (ii) the delivery to the Disbursement Agent of the Collateral as provided therein and (iii) the execution and filing of all appropriate forms as required under the Uniform Commercial Code, the Security Agreement will create and constitute a valid and enforceable first priority pledge of and perfected security interest in the Collateral.

     (jj)     Neither the Company nor any of its
Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility
Holding Company Act of 1935, as amended.

     Any certificate signed by any officer of the Company or XCL-China and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Company and XCL-China to the Initial Purchaser as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, 75,000 Units at a purchase price of $960 per Unit plus accrued interest on the Senior Notes from May 20, 1997, if any. One or more certificates in definitive form for the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor, plus an additional amount equal to $3,000,000 (the "Discount"), by wire transfer (same day funds) to such account or accounts as the Disbursement Agent shall specify prior to the Closing Date. Such delivery of and payment for the Securities shall be made at 10:00 a.m., New York time, on May 20, 1997, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company shall reimburse the Initial Purchaser for making payment of the Discount to the Disbursement Agent on behalf of the Company by transferring an equal amount (in same day funds) on the Closing Date to such account as the Initial Purchaser shall specify prior to the Closing Date, it being understood that the Company shall be obligated to make such payment only out of the proceeds of the Concurrent Equity Offering. The Company has requested that the Closing Date be scheduled to occur five business days after the date of this Agreement in order to provide sufficient time to satisfy the conditions for closing set forth in Section 7 below. With respect to Securities to be delivered in definitive certificated form, the Company will make certificates for such Securities available for checking and packaging by the Initial Purchaser at the offices of Jefferies & Company, Inc. in New York, New York, or at such other place as the Initial Purchaser may designate, at least 24 hours prior to the Closing Date. Securities to be represented by one or more definitive global Securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

     As additional compensation to the Initial Purchaser, the Company agrees to issue to (or on the order of) the Initial Purchaser, pursuant to the Warrant Agreement and at the Closing Date, for no additional consideration, 15,006 Warrants to purchase initially 19,207,680 shares of Common Stock at an initial exercise price of $0.2063 per share of Common Stock (the "Additional Warrants") The shares of Common Stock issuable upon exercise of the Additional Warrants are herein referred to as the "Additional Warrant Shares." Unless otherwise requested by the Initial Purchaser at least 24 hours prior to the Closing Date, a single certificate representing 12,755 Additional Warrants shall be issued in the name of Jefferies & Company, Inc. and a second certificate representing 2,251 Additional Warrants shall be registered in the name of Patrick Collins.

4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

5. Covenants of the Company and XCL-China. Each of the Company and XCL-China jointly and severally covenants and agrees with the Initial Purchaser that:

     (a) The Company and XCL-China shall not make any amendment or supplement to the Final Memorandum of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent. The Company and XCL-China shall promptly, upon the reasonable request of the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

     (b) The Company and XCL-China shall cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and shall continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither of the Company nor XCL-China shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

     (c) If, at any time prior to the completion of the initial resale by the Initial Purchaser of the Securities to persons other than affiliates of the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company and XCL-China will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company and XCL-China, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

     (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial
Purchaser as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonable request.

     (e) The Initial Purchaser will deposit the proceeds from the sale of the Securities with the Disbursement Agent on the Closing Date, on behalf of the Company, and, upon the disbursement of such proceeds to the Company pursuant to the Disbursement Agreement, the Company will apply such proceeds as set forth under "Use of Proceeds" in the Final Memorandum.

     (f) For and during the period ending on the fifth anniversary of the Closing Date, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company or XCL-China to the Trustee, the Disbursement Agent, the Warrant Agent or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or XCL-China with the Commission or any national securities exchange on which any class of securities of the Company or XCL-China may be listed.

     (g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, if at all, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

     (h) Except as described in the Final Memorandum, none of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

     (i) The Company and XCL-China will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

     (j) For so long as any of the Securities remain outstanding, the Company and XCL-China will make available, upon request, to any seller or prospective purchaser of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

     (k) Each of the Company and XCL-China will use its best efforts to (i) permit the Securities to be designated
PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offering, Resales and Trading through Automated
Linkages market (the "PORTAL Market") and (ii) permit the
Securities to be eligible for clearance and settlement through DTC.

     (l) (i) During the period beginning from the date hereof and continuing until the date 90 days after the Closing Date, neither the Company nor XCL-China will offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities that are substantially similar to the Securities or the Common Stock, including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, except that the Company may, without such consent (A) issue shares of Common Stock upon conversion of preferred stock or exercise of warrants outstanding on the Closing Date, (B) issue units consisting of shares of preferred stock and warrants to purchase Common Stock upon consummation of the Concurrent Equity Offering and thereafter issue comparable securities to Patrick Collins valued at $500,000, (C) issue shares of Common Stock pursuant to options or similar rights granted to directors, officers or employees, (D) issue shares of Common Stock pursuant to any long-term incentive or employee benefit plan of the Company, (E) issue shares of Common Stock and Preferred Stock in payment of dividends on Preferred Stock, (F) issue shares of Common Stock in redemption of Preferred Stock, (G) issue shares of Amended Series A Preferred Stock in payment of interest on the Subordinated Debt (as such terms are defined in the Final Memorandum) and (H) grant options or other derivative securities pursuant to existing stock option plans of the Company; and provided, that, the Company shall not offer, sell, contract to sell or otherwise dispose of securities of the Company after such 90 day period if such transaction would cause the initial offer and sale by the Company and resale by the Initial Purchaser of the Securities not to be exempt from the registration requirements of the Act, and
(ii) the Company it will use its best efforts to cause each person who has entered into a Lock-up Agreement (as herein defined) to comply therewith, will not grant any waivers or consents to noncompliance therewith and will enforce its rights under each such agreement, in each case unless and to the extent that it shall have obtained the Initial Purchaser's prior written consent.

     (m) During the period of two years after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), the Company will not, and will not permit any of its subsidiaries or other affiliates (as defined in Rule 144A under the Act) controlled by it to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except pursuant to an effective registration statement under the Act.

     (n) The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Securities; provided, however, the Company shall not be required to make any payment with respect to any other tax, assessment or government charge imposed by any government or any political subdivision thereof or taxing authority.

6. Expenses. The Company and XCL-China agree, jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel incurred by the Initial Purchaser relating thereto, (vi) the reasonable fees, disbursements and charges of Vinson & Elkins L.L.P., counsel to the Initial Purchaser, incurred in connection with the transactions contemplated hereby, (vii) expenses in connection with any meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustee, the Disbursement Agent, the Representative, the Warrant Agent and the transfer agent for the Common Stock including fees and expenses of their respective counsel incurred by any of them, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (x) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company or XCL-China to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and XCL-China, jointly and severally, agree to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Vinson & Elkins L.L.P., counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities. The Company and XCL-China shall not be liable to the Initial Purchaser for loss of contemplated profits from the transactions covered by this Agreement.

7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Satterlee Stephens Burke & Burke LLP, counsel for the Company and XCL-China, in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

          (i) Each of the Company and XCL-China is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum. The Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of Louisiana.

          (ii) To the knowledge of such counsel, all of the outstanding shares of capital stock of XCL-China are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting, except for those arising under the Participation Agreement or under the applicable laws, rules or regulations (including interpretations thereof) of the People's Republic of China or securing the Existing Secured Debt (as such terms are defined in the Final Memorandum).

          (iii)     Except as set forth in the Final
Memorandum, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Company or XCL-China shares of capital stock in the Company or XCL-China are outstanding, (B) no agreements or other obligations of the Company or XCL-China to issue, or other rights to cause the Company or XCL-China to convert, any obligation into, or exchange any securities for, shares of capital stock in the Company or XCL-China are outstanding and (C) no holder of securities of the Company or XCL-China is entitled to have such securities registered under a registration statement filed by the Company or XCL-China under the Act with respect to the Securities or the Warrant Shares.

          (iv)     The Senior Notes have been duly and
validly authorized and executed by the Company and, when delivered by the Company (assuming the due authorization, execution, and delivery of the Indenture by the Trustee and the due authentication of the Senior Notes by the Trustee in accordance with the Indenture) and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Indenture and the Intercreditor Agreement, will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Intercreditor Agreement and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (v) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Intercreditor Agreement and the Security Documents; the Indenture is in sufficient form for qualification under the TIA; the Indenture, the Intercreditor Agreement and the Security Documents have been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by each other party thereto), each constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii), in the case of the Security Documents, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution; and, assuming the Disbursement Agent takes and keep possession of the Collateral on behalf of the Trustee as contemplated by the Disbursement Agreement and the Security Agreement and all requisite filings under the Uniform Commercial Code have been made, all actions have been taken to create and perfect a security interest and pledge of the Collateral in favor of the Trustee.

          (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Initial Purchaser), constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (vii)      Subject to the availability of a
sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and, subject to the availability of a sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and
(iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

          (viii)      Subject to the availability of a
sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants and the Additional Warrants. The Warrants and the Additional
Warrants have been duly and validly authorized and executed by the Company and, when countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and delivered to and paid for (in the case of the Warrants) by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly issued and delivered and, subject to the availability of a sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional
Warrants, will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

          (ix)      Subject to the availability of a
sufficient number of authorized but unissued or treasury shares to permit the exercise of the outstanding Warrants and Additional Warrants, when issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants and upon exercise of the Additional Warrants, the Warrant Shares and the Additional
Warrant Shares, respectively, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (x) Each of the Company and XCL-China has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of this Agreement by the Company and XCL-China and the consummation by the Company and XCL-China of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and XCL-China. This Agreement has been duly executed and delivered by the Company and XCL-China.

          (xi)     The Indenture, the Senior Notes, the
Guarantee (when issued in accordance with the Indenture), the Intercreditor Agreement, the Security Documents, the
Warrants, the Additional Warrants, the Warrant Shares, the
Common Stock, the Registration Rights Agreement and the
Warrant Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

          (xii) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary is subject which, if determined adversely to the Company or the Subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

          (xiii)     The execution and delivery of the
Exchange Notes and the Private Exchange Notes by the Company have been duly authorized by all necessary corporate action of the Company, and when the Exchange Notes and Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (and assuming due authentication by the Trustee), the Exchange Notes and the Private Exchange Notes will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and, (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (xiv)     The execution and delivery of this
Agreement, the Indenture, the Intercreditor Agreement, the Security Documents, the Warrant Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a material breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a material default under)
(i) to such counsel's knowledge, any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument (including in any event any of the foregoing which have been filed by the Company with the Commission) to which the Company or XCL-China is a party or to which either of them or their respective properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company or the Memorandum and Articles of Association of XCL-China, or (iii) to such counsel's knowledge, any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or XCL-China or any of their respective properties or assets, except for any securities or antifraud law.

          (xv) To the knowledge of such counsel, no consent, approval, authorization or order of any domestic governmental authority is required for the issuance and sale by the Company and XCL-China of the Securities to the Initial Purchaser or the other transactions contemplated hereby, except such as may be required under applicable securities laws, as to which such counsel need express no opinion pursuant to this clause (xv), and those which have previously been obtained.

          (xvi) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the Purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs" or "Qualified Institutional Buyers"), accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Act ("Accredited Investors"), or foreign Purchaser (as defined in Section 8), (ii) the accuracy and completeness of the Initial Purchaser's representations in Section 8 and those of the Company and XCL-China contained in this Agreement regarding the offer and sale of the Securities and the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof.

          (xvii)     Neither the consummation of the
transactions contemplated by this Agreement (including, without limitation, any pledge of the capital stock of XCL-China pursuant to the Pledge Agreement) nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     At the time the foregoing opinion is delivered, Satterlee Stephens Burke & Burke LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and XCL-China, representatives of the independent public accountants for the Company, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in clause (xi)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need not comment with respect to the financial statements and related notes thereto and the other financial, statistical, reserve and other geological data (including projections) included in the Final Memorandum). In rendering such opinion, such counsel may (i) rely in respect to matters of fact upon the representations and warranties of the Company and XCL-China set forth herein, upon certificates of officers of the Company and its Subsidiaries and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel's opinion is limited to the federal law of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, (iv) rely in respect to all matters involving XCL-China and the laws of the British Virgin Islands upon the opinion of local counsel, and (v) may make such other assumptions and qualifications as may be reasonably acceptable to the Initial Purchaser. The opinion of Satterlee Stephens
Burke & Burke LLP described in this subsection (a) shall be rendered at the request of the Company and XCL-China to, and may be relied upon solely by, the Initial Purchaser and shall so state therein.

     References to the Final Memorandum in this subsection
(a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

     (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Vinson & Elkins L.L.P., counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial
Purchaser may require.  In rendering such opinion, Vinson &
Elkins L.L.P. shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

     (c) The Initial Purchaser shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance satisfactory to the Initial
Purchaser, to the effect set forth in Exhibit C hereto.

     (d) The representatives and warranties of each of the Company and XCL-China contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date); the statements of the Company's and XCL-China's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company and XCL-China shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no development that, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing
Date.

     (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Final Memorandum or contemplated hereby, neither the Company nor any Subsidiary shall have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any Subsidiary that is material to the business, condition (financial or other) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

     (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company or XCL-China shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or XCL-China shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

     (h) The Initial Purchaser shall have received certificates of the Company and XCL-China, dated the Closing Date, signed on behalf of the Company and XCL-China by their respective Chairman of the Board or President and their Chief Financial Officer, to the effect that:

          (i) the representations and warranties of the Company and XCL-China contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date), and the Company and XCL-China have performed all covenants and agreements and satisfied hereunder all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii)     at the Closing Date, since the date
hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

          (iii) since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Memorandum or contemplated hereby, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary that is material to the business, condition (financial or other) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole;

          (iv) the sale of the Securities hereunder has not been enjoined (temporarily or permanently; and

          (v) the Concurrent Equity Offering shall have been consummated as contemplated by the Final Memorandum.

     (i) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and shall have received the Additional Warrants executed by the Company.

     (j) The Initial Purchaser shall have received from H.J. Gruy and Associates, Inc. a letter dated the date hereof, in form and substance satisfactory to the Initial
Purchaser, to the effect set forth in Exhibit D hereto.

     (k) The Concurrent Equity Offering shall have been consummated as contemplated by the Final Memorandum.

     (l) ING (U.S.) Capital Corporation and the holders of the Company's Secured Subordinated Notes due April 5, 2000 shall have executed and delivered the Intercreditor Agreement, in form and substance satisfactory to the Initial Purchaser and its counsel.

     (m) The directors and executive officers of the Company who are holders of outstanding shares of or securities exercisable or exchangeable for or convertible into shares of capital stock of the Company and the principal holders of the Company's Series A, Cumulative
Convertible Preferred Stock shall have entered into a written agreement with the Initial Purchaser in the form of Exhibit E hereto (each such agreement a "Lock-up
Agreement"), and executed originals of each Lock-up
Agreement shall have been delivered to you.

     On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and XCL-China as they shall have heretofore reasonably requested from the Company and XCL-China.

     All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company and XCL-China shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

     8. Representations and Warranties by the Initial Purchaser. The Initial Purchaser represents and warrants that it has duly authorized, executed and delivered this Agreement. The Initial Purchaser hereby acknowledges that the Securities have not been registered under the Act; they are being offered and sold pursuant to an exemption from registration contained in the Act based in part on the Initial Purchaser's representations contained in this Agreement, including, without limitation, the following: it has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company; it acknowledges that it must bear the economic risk of this investment indefinitely unless the Securities are registered under the Act or an exemption from registration is available; it is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act; it has received and read the Final Memorandum, in particular the information set forth in the sections entitled "Disclosure of Forward-Looking Information," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Transfer Restrictions" and "Private Placement," and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and other management of the Company and its subsidiaries and ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of its investment in the Company. The Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with the Company and XCL-China that (a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and the rules and regulations promulgated thereunder, and (b) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, (i) persons whom the Initial Purchaser reasonably believes to be QIBs, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A under the Act, and, in each case, in transactions under Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchaser"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (b), in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum. The Initial Purchaser acknowledges and agrees that, except as permitted by this Agreement, it will not offer, sell or deliver any Securities (i) as part of the distribution at any time or (ii) otherwise until 40 days (or such longer period as may be provided under Regulation S, as amended) after the later of the commencement of the offering of the Units and the last original issue date of the Units, within the United States or to, or for the account or benefit of, U.S. Persons, and that it will send to each dealer to which it sells Units in reliance on Regulation S during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. Persons (terms used in this paragraph having the meanings given to them by Regulation S under the Securities Act). The Initial Purchaser further represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied, and will comply, with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and
(iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on. The Initial Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States, its territories and possessions except under circumstances that will result in compliance with the provisions of Regulation S promulgated under the Act and the applicable laws of such jurisdiction, and that it will take at its own risk and expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering of the Securities in any jurisdiction within or without the United States where action would be required for such purpose. The Initial Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the consent of the Company. The Initial Purchaser agrees to send and give a copy of the Final Memorandum (as the same may be supplemented or amended) to each Purchaser of the Units at or prior to the written confirmation of the sale of the Units to such person.

     9.     Indemnification and Contribution.  (a)  The
Company and XCL-China, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities
(or actions in respect thereof) arise out of or are based upon:

          (i)     any untrue statement or alleged untrue
     statement of any material fact contained in any Memorandum or any amendment or supplement thereto;

          (ii)     the omission or alleged omission to
     state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (iii)     any breach by the Company or XCL-China
     of their respective representations, warranties and agreements set forth herein;

and, subject to the provisos hereto, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company and XCL-China will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company or XCL-China by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company or XCL-China may otherwise have to the indemnified parties. Neither the Company nor XCL-China shall be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld; and provided further, however, that this indemnity, as to the Preliminary Memorandum, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Securities to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Memorandum (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Securities to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Memorandum was corrected in the Final Memorandum, unless such failure resulted from noncompliance by the Company with Section 5(d).

     (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, XCL-China, their directors, their officers and each person, if any, who controls the Company or XCL-China within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or XCL-China or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company or XCL-China by the Initial Purchaser specifically for use therein or (iii) any breach by the Initial Purchaser of its representations, warranties and agreements set forth herein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or XCL-China or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. Neither the Company nor XCL-China shall, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement
(A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company or XCL-China in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph
(a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this
Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and XCL-China on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or XCL-China on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.

     (e) The Company, XCL-China and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (d). Notwithstanding any other provision of the immediately preceding paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company and XCL-China, each officer of the Company and XCL-China and each person, if any, who controls the Company and XCL-China within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and XCL-China.

     10.     Survival Clause.  The respective
representations, warranties, agreements, covenants, indemnities and other statements of the Company and XCL-China, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and XCL-China, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company or XCL-China shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) either the Company or XCL-China shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any Material Adverse Change, or any event or development involving or reasonably likely to cause or result in a Material Adverse Effect (including without limitation a change in management or control of the Company or XCL-China), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

          (iii)     a banking moratorium shall have been
     declared by New York or United States authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of clause (A), (B) or (C) and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the private offering or the delivery of the Securities as contemplated by the Final Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

     (b)     Termination of this Agreement pursuant to this
Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

     12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the front cover page, the first paragraph on page 3, and in the third, fourth, ninth, thirteenth, fifteenth and sixteenth paragraphs under the heading "Private Placement" in the Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company or XCL-China for the purposes of Sections 2(a) and 9 hereof.

     13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to (i) Jefferies & Company, Inc., 909 Fannin Street, Suite 3100, Houston, Texas 77010, Attention: Robert W. Carington, Telecopy No. (713) 650-8730; and if sent to the Company or XCL-China, shall be mailed or delivered or telecopied and confirmed in writing to it at 110 Rue Jean Lafitte, Lafayette, Louisiana 70508, Attention: General Counsel, Telecopy No. (318) 327-3316; with a copy to Satterlee Stephens Burke & Burke LLP, 230 Park Avenue, Suite 1130, New York, New York 10169, Attention: Peter A. Basilevsky, Esq., Telecopy No. (212) 818-9606.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

     14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and XCL-China and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and XCL-China contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company and XCL-China, their respective officers and any person or persons who control the Company or XCL-China within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, XCL-China and the Initial Purchaser.

                              Very truly yours,

                              XCL LTD.



                              By:_____________________________
                                   David A. Melman
                                   Executive Vice President,
                                   General Counsel and
                                   Secretary


                              XCL-CHINA LTD.


                              By:_____________________________
                                   David A. Melman
                                   Vice President and
                                   Secretary

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

JEFFERIES & COMPANY, INC.


By:_________________________________
     Robert W. Carington
     Senior Vice President